UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 29, 2012, Zogenix, Inc. (the “Company” or “Zogenix”) entered into a Co-Marketing and Option Agreement (the “Co-Marketing Agreement”) with Battelle Memorial Institute (“Battelle”). Under the Co-Marketing Agreement, Battelle will have the exclusive right to co-market Zogenix’s DosePro® drug delivery technology to a specified list of Battelle’s pharmaceutical clients.

In addition, pursuant to the Co-Marketing Agreement, Zogenix granted to Battelle an option to enter into an exclusive co-development and commercialization arrangement with Zogenix related to DosePro 1.2 ml drug delivery technology.

The Co-Marketing Agreement shall remain in effect until March 21, 2013 unless otherwise terminated by the parties. Either party may terminate upon insolvency or bankruptcy of the other party, upon written notice of a material uncured breach by the other party or if the parties mutually agree to terminate the Co-Marketing Agreement in writing.

* * *

The foregoing summary of the material terms of the Co-Marketing Agreement does not purport to be complete and is qualified in its entirety be reference to the Co-Marketing Agreement, a copy of which will be filed with the Securities and Exchange Commission by Zogenix on its Quarterly Report on Form 10-Q for the period ending March 31, 2012, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 30, 2012	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary